As filed with the Securities and Exchange Commission on October 30, 2020
Registration No. 333-249551

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VELODYNE LIDAR, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	3569 (Primary Standard Industrial Classification Code Number)	83-1138508 (I.R.S. Employer Identification No.)
5521 Hellyer Avenue
San Jose, California 95138
(669) 275-2251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Andrew Hamer
Chief Financial Officer
5521 Hellyer Avenue
San Jose, California 95138
(669) 275-2251
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jeffrey R. Vetter Colin G. Conklin Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 550 Allerton Street Redwood City, California 94063 Tel: (650) 321-2400	Anand Gopalan Chief Executive Officer Velodyne Lidar, Inc. 5521 Hellyer Avenue San Jose, California 95138 Tel: (669) 275-2251
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common stock, par value $0.0001 per share	32,164,576	$16.81	$540,686,522.56	$58,988.90

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Consists of (i) 13,507,192 shares of common stock registered for sale by the selling securityholder named in this registration statement; (ii) 18,282,384 shares of common stock issuable upon exercise of Public Warrants (as defined below); and (iii) up to 375,000 shares of common stock issuable upon exercise of Working Capital Warrants (as defined below).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock of the Nasdaq Global Select Market on October 16, 2020, which was approximately $16.81 per share.

(4)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-249551) is to file Exhibit 4.2, as indicated in Item 16 of Part II of this amendment. This Amendment does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II and the signature page to the Registration Statement.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.
Exhibits and Financial Statements.

(a)   Exhibits.
Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of July 2, 2020, by and among Graf Industrial Corp., VL Merger Sub Inc. and Velodyne Lidar, Inc. (incorporated by reference to Annex A to Graf Industrial Corp.’s Preliminary Proxy Statement filed with the SEC on July 15, 2020).
2.2†	Amendment to Agreement and Plan of Merger, dated as of August 20, 2020, by and among Graf Industrial Corp., VL Merger Sub Inc. and Velodyne Lidar, Inc. (incorporated by reference to Annex A-2 to Amendment No. 1 to Graf Industrial Corp.’s Preliminary Proxy Statement filed with the SEC on August 21, 2020).
2.3†	Letter Acknowledgment, dated as of August 20, 2020 (incorporated by reference to Annex A-3 to Amendment No. 1 to Graf Industrial Corp.’s Preliminary Proxy Statement filed with the SEC on August 21, 2020).
3.1	Amended and Restated Certificate of Incorporation of Velodyne Lidar, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020)
3.2	Bylaws of Velodyne Lidar, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
4.1	Specimen Common Stock Certificate of Graf Industrial Corp. (incorporated by reference to Exhibit 4.2 of Graf Industrial Corp.’s Registration Statement on Form S-1/A (Registration No. 333-227396) filed with the SEC on October 9, 2018).
4.2*	Amended and Restated Investors’ Rights Agreement, dated October 25, 2019, by and among Velodyne Lidar, Inc. and the parties thereto.
4.3	Warrant Agreement, dated October 14, 2018, by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on October 18, 2018).
5.1**	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
10.1	Support Agreement, dated as of July 2, 2020, by and among Graf Industrial Corp., VL Merger Sub Inc. and Graf Industrial Corp. (incorporated by reference to Annex C to Graf Industrial Corp.’s Preliminary Proxy Statement filed with the SEC on July 15, 2020).
10.2	Sponsor Agreement, dated as of July 2, 2020, by and among Graf Industrial Corp., Graf Acquisition LLC and Velodyne Lidar, Inc. (incorporated by reference to Annex D to Graf Industrial Corp.’s Preliminary Proxy Statement filed with the SEC on July 15, 2020).
10.3	Form of Subscription Agreement of Graf Industrial Corp. (incorporated by reference to Annex E to Graf Industrial Corp.’s Preliminary Proxy Statement filed with the SEC on July 15, 2020).
10.4†	AIR Commercial Real Estate Association Standard Industrial/Commercial Single Tenant Lease by and between Registrant and Hellyer-DMHall Properties, LLC, dated January 9, 2017 and addendum thereto, dated January 10, 2017, as amended on February 28, 2017. (incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
10.5	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).

Exhibit No.	Description
10.6	Promissory Note, dated June 26, 2018, issued to Graf Acquisition LLC (incorporated by reference to Exhibit 10.2 to Graf Industrial Corp.’s Registration Statement on Form S-1 (File No. 333-227396), filed with the SEC on September 18, 2018).
10.7	Letter Agreement, dated October 15, 2018, by and among the Company, its officers, its directors and Graf Acquisition LLC. (incorporated by reference to Exhibit 10.1 to Graf Industrial Corp.’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on October 18, 2018).
10.8	Investment Management Trust Agreement, dated October 15, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as trustee. (incorporated by reference to Exhibit 10.2 to Graf Industrial Corp.’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on October 18, 2018).
10.9	Registration Rights Agreement, dated October 15, 2018, by and between the Company, Graf Acquisition LLC and the Company’s independent directors (incorporated by reference to Exhibit 10.3 to Graf Industrial Corp.’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on October 18, 2018).
10.10	Private Placement Warrants Purchase Agreement, dated October 9, 2018, by and between the Company and Graf Acquisition LLC (incorporated by reference to Exhibit 10.6 to Graf Industrial Corp.’s Registration Statement on Form S-1/A filed with the Commission on October 9, 2018 (File No. 333-227396).
10.11	Administrative Support Agreement, dated October 15, 2018, by and among the Registrant and PSI Capital Inc. (incorporated by reference to Exhibit 10.5 to Graf Industrial Corp.’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on October 18, 2018).
10.12	Convertible Promissory Note, dated as of August 5, 2020, issued to Graf Acquisition LLC (incorporated by reference to Exhibit 10.1 to Graf Industrial Corp.’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on August 6, 2020).
10.13	The Registrant’s 2020 Equity Incentive Plan, including form agreements. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
10.14	The Registrant’s 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
10.15	Employment Agreement by and between Registrant and Andrew Hamer, dated July 3, 2019 (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
10.16	Employment Agreement by and between Registrant and Anand Gopalan, dated January 1, 2020 (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
10.17^	License and Supply Agreement by and between Registrant and Veoneer, Inc., dated January 7, 2019 (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
10.18	2016 Stock Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
10.19	2007 Equity Incentive Plan ((incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
10.20	Form of Equity Cancellation and Substitution Agreement for former Velodyne equity award holders (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
16.1	Letter from WithumSmith+Brown, PC to the SEC (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).
22.1**	List of Subsidiaries of the Registrant.

Exhibit No.	Description
23.1**	Consent of WithumSmith+Brown, PC to the SEC dated October 19, 2020.
23.2**	Consent of KPMG LLP, independent registered public accounting firm.
23.3**	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included in the signature page to the registration statement).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB†	XBRL Taxonomy Extension Label Linkbase Document
101.PRE†	XBRL Taxonomy Extension Presentation Linkbase Document

†
Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of the omitted exhibits and schedules to the SEC on a supplemental basis upon its request.

^
Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish to the Securities and Exchange Commission a copy of any omitted portions of the exhibit upon request.

*
Filed herewith.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of October, 2020.
VELODYNE LIDAR, INC.
By:
/s/ Anand Gopalan

Anand Gopalan
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Name	Title	Date
/s/ Anand Gopalan Anand Gopalan	Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2020
* David S. Hall	Executive Chairman and Director	October 30, 2020
* Marta Toma Hall	Chief Marketing Officer and Director	October 30, 2020
* Andrew Dunn Hamer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 30, 2020
* Joseph B. Culkin	Director	October 30, 2020
* Christopher Thomas	Director	October 30, 2020
* Barbara Samardzich	Director	October 30, 2020
* James A. Graf	Director	October 30, 2020
* Michael E. Dee	Director	October 30, 2020
*By: /s/ Anand Gopalan Anand Gopalan Attorney-in-fact